EXHIBIT 10.28


                        SECOND SUPPLEMENTAL INDENTURE



     SECOND SUPPLEMENTAL INDENTURE, dated as of May 12, 1995 (this "Supplemental Indenture"), between TRITON ENERGY CORPORATION, a Delaware corporation, as issuer (the "Issuer") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as trustee (the "Trustee").

                             W I T N E S S E T H:

     WHEREAS, Triton Energy Corporation, a Texas corporation ("Triton Texas"), and the Trustee are parties to the Indenture dated as of December 15, 1993, as amended by the First Supplemental Indenture dated as of December 15, 1993 (as hereafter amended, supplemented or otherwise modified from time to time, the "Indenture");

     WHEREAS, Triton Texas has effected a change in its state of incorporation from Texas to Delaware through a merger with and into the Issuer (the "Reincorporation") and, as a result of the Reincorporation, the Issuer has succeeded to all of the properties, rights, liabilities and obligations of Triton Texas, including Triton Texas' obligations under the Indenture and the Notes (as defined in the Indenture);

      WHEREAS, the Issuer has requested the Trustee and the Trustee has agreed to join in the execution of this Supplemental Indenture in accordance with the terms of Section 8.1 of the Indenture and subject to the conditions set forth herein;

        NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Issuer and the Trustee mutually covenant and agree, including for the equal and proportionate benefit of the holders from time to time of the Notes, as follows:

     SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Indenture.

     SECTION 2. Assumption by the Issuer. The Issuer hereby expressly assumes (a) the due and punctual payment of the principal of and interest, if any, on all the Securities and the Notes, according to their tenor and (b) the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by Triton Texas as "Issuer."

     SECTION 3.  Representations and Warranties.

     3.1 No Event of Default. Immediately after giving effect to the Reincorporation, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, occurred or was continuing.

        3.2 State of Incorporation. The Issuer is duly incorporated under the laws of the State of Delaware.

       3.3 Consolidated Net Worth. Immediately after giving effect to the Reincorporation, the Issuer had pro forma Consolidated Net Worth at least equal to the Consolidated Net Worth of Triton Texas prior to the Reincorporation.

      3.4 Additional Indebtedness. Immediately after giving effect to the Reincorporation, the Issuer could incur an additional $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to Section 3.6 of the Indenture.

     SECTION 4.  MISCELLANEOUS.

     4.1 The Trustee. The recitals contained herein shall be taken as the statements of the Issuer and the Trustee shall not assume responsibility for, or be liable in respect of, the correctness thereof. The Trustee makes no representation as to, and shall not be liable or responsible for, the validity or sufficiency of this Supplemental Indenture.

       4.2 Limited Effect. Except as expressly amended hereby, all of the provisions, covenants, terms and conditions of the Indenture are ratified and confirmed, and shall remain in full force.

     4.3 Counterparts. This Supplemental Indenture may be executed by one or more parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     4.4 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

TRITON ENERGY CORPORATION, as Issuer


Attest:     /s/ Tamera D. Gibson          By:     /s/ Robert B. Holland, III
     Title:     Assistant Secretary               Title:Sr. Vice President


UNITED STATES TRUST COMPANY OF NEW
  YORK, as Trustee


Attest:     /s/ Colette Newner          By:     /s/ John Stohlmann
     Authorized Signatory                    Authorized Signatory